As Filed with the Securities and Exchange Commission on January 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETEASE.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

26/F, SP Tower D

Tsinghua Science Park Building 8

No. 1 Zhongguancun East Road, Haidian District

Beijing 100084, People’s Republic of China

(Address of Principal Executive Offices)

NetEase.com, Inc. 2009 Restricted Share Unit Plan

(Full Title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(Name and Address of Agent for Service)

(212) 750-6474

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒.	Accelerated filer	☐.

Non-accelerated filer	☐. (Do not check if a smaller reporting company)	Smaller reporting company	☐.

Copies to:

Paul W. Boltz, Jr., Esq.

Ropes & Gray LLP

Suite 1601, Chater House

8 Connaught Road Central

Hong Kong S.A.R.

(852) 3664 6519

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value US$0.0001 per share (2)	323,694,050(3)	US$1.5922 (4)	US$515,385,666 (4)	US$36,747 (4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.
(2)	These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents 25 ordinary shares. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under separate registration statements on Form F-6 (Registration Nos. 333-11738 and 333-115868).
(3)	These shares are to be offered under the NetEase.com, Inc. 2009 Restricted Share Unit Plan (the “Plan”).
(4)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, the proposed maximum aggregate offering price is calculated as the product of 323,694,050 shares issuable under the Plan multiplied by the average of the high and low prices for the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market on January 4, 2010, or US$39.805.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by NetEase.com, Inc. (the “Registrant”) with Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this Registration Statement by reference:

(a)	The Registrant’s latest Annual Report on Form 20-F filed with the Commission on June 30, 2009 for the fiscal year ended December 31, 2008;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2008; and

(c)	The description of the Registrant’s ordinary shares which is contained in its Registration Statement on Form 8-A filed with the Commission under the Exchange Act on March 27, 2000, including any amendment or report subsequently filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Article 125 of the Registrant’s articles of association provide that the Registrant may indemnify its directors, officers and trustee acting in relation to any of its affairs against actions, proceedings, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them.

All of the Registrant’s current directors and officers have entered into indemnification agreements in which the Registrant agrees to indemnify, to the fullest extent allowed by Cayman Islands law, the Registrant’s charter documents or other applicable law, those directors and officers from any liability or expenses, unless the liability or expense arises from the director’s or the officer’s own willful negligence or willful default. The indemnification agreements also specify the procedures to be followed with respect to indemnification.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

3.1	Amended and Restated Memorandum of Association of the Registrant (Incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

3.2	Amended and Restated Articles of Association of the Registrant (Incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

3.3	Amendment to Amended and Restated Articles of Association of the Registrant dated as of June 6, 2003 (Incorporated herein by reference to Exhibit 1.3 to the Registrant’s Annual Report on Form 20-F (File No. 000-30666) for the year ended December 31, 2002 filed with the Commission on June 27, 2003).

4.1	Specimen American Depositary Receipt of the Registrant (Incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

4.2	Specimen Stock Certificate of the Registrant (Incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

4.3	Form of Deposit Agreement among the Registrant, The Bank of New York and holders of the American Depositary Receipts (Incorporated herein by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6EF (File No. 333-115868) filed with the Commission on May 26, 2004).

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

10.1*	The Registrant’s 2009 Restricted Share Unit Plan.

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm.

23.2	Consent of Maples and Calder (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to that information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on January 8, 2010.

NETEASE.COM, INC.

By:	/s/ William Lei Ding
Name:	William Lei Ding
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. William Lei Ding and Mr. Onward Choi, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Lei Ding	Chief Executive Officer and Director (principal executive officer)	January 8, 2010
William Lei Ding

/s/ Onward Choi	Acting Chief Financial Officer (principal financial and accounting officer)	January 8, 2010
Onward Choi

/s/ Alice Cheng	Director	January 8, 2010
Alice Cheng

Signature	Title	Date

/s/ Denny Lee	Director	January 8, 2010
Denny Lee

/s/ Joseph Tong	Director	January 8, 2010
Joseph Tong

/s/ Lun Feng	Director	January 8, 2010
Lun Feng

/s/ Michael Leung	Director	January 8, 2010
Michael Leung

/s/ Michael Tong	Director	January 8, 2010
Michael Tong

/s/ Jasmine Marrero	Authorized Representative in the United States	January 8, 2010

Name:	Jasmine Marrero
Title:	Manager, Law Debenture Corporate Services Inc.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Memorandum of Association of the Registrant (Incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

3.2	Amended and Restated Articles of Association of the Registrant (Incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

3.3	Amendment to Amended and Restated Articles of Association of the Registrant dated as of June 6, 2003 (Incorporated herein by reference to Exhibit 1.3 to the Registrant’s Annual Report on Form 20-F (File No. 000-30666) for the year ended December 31, 2002 filed with the Commission on June 27, 2003).

4.1	Specimen American Depositary Receipt of the Registrant (Incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

4.2	Specimen Stock Certificate of the Registrant (Incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

4.3	Form of Deposit Agreement among the Registrant, The Bank of New York and holders of the American Depositary Receipts (Incorporated herein by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6EF (File No. 333-115868) filed with the Commission on May 26, 2004).

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

10.1*	The Registrant’s 2009 Restricted Share Unit Plan.

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm.

23.2	Consent of Maples and Calder (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Filed herewith.